Exhibit 10.23
DEED OF AMENDMENT
Date: June 26, 2020
Between:
(1) Citibank Europe plc (“Citibank”); and
(2) Aspen Bermuda Limited (the “Company”).
1. Background
1.1 On 30 July 2012 a Committed Facility Letter for Issuance of Payment Instruments was signed between Citibank and the Company, as amended by Letters of Amendment dated 30 June 2014 and 30 June 2016, and Deeds of Amendment dated 21 June 2018 and 20 September 2019 (the “Committed Facility Letter”).
1.2 The Parties have agreed certain amendments to the Committed Facility Letter as detailed in this deed.
1.3 Terms and expressions defined in the Committed Facility Letter shall have the same meanings when used in this deed unless the context otherwise requires or the contrary is otherwise indicated.
1.4 The parties to this deed hereby agree that from the Effective Date (as defined below) the rights and obligations of the parties under the Committed Facility Letter and the terms of the Committed Facility Letter shall be amended as specifically set out below.
2. Effective Date
The following amendments shall take effect on and from 30 June 2020 (“Effective Date”).
3. Amendments
With effect from the Effective Date, the the following amendments shall be made to the Committed Facility Letter:
1.Clause 8 of the Committed Facility Letter shall be amended and restated in its entirety as follows:
“The facility shall only apply in respect of Credits issued on or prior to 30 June 2022 (the “Facility Period”). The Facility shall expire on the earlier of (1) the date that is one year from the end of the Facility Period; or (2) the stated expiry date on the last remaining Credit issued within the Facility Period (the “Expiry Date”). The Bank and the Company shall commence negotiations, without being under any obligation, regarding the renewal of the Facility at least 60 days before the end of the Facility Period.”
4. Costs and expenses
Each party to this deed shall bear its own costs and expenses in relation to the amendments agreed pursuant to the terms of this deed.
5. Affirmation and acceptance
5.1 With effect from the Effective Date, the terms and conditions of the Committed Facility Letter shall be read and construed by reference to this deed and all references to the Committed Facility Letter shall be deemed to incorporate the relevant amendments contained within this deed and all references in the Committed Facility Letter to “this Committed Facility Letter” shall with effect from the Effective Date be references to the Committed Facility Letter as amended by this deed.
5.2 In the event of any conflict between the terms of this deed and the Committed Facility Letter, the terms of this deed shall prevail.

5.3 For the avoidance of doubt, except as amended by the terms of this deed, all of the terms and conditions of the Committed Facility Letter shall continue to apply and remain in full force and effect.
5.4 The Company shall, at the request of Citibank, do all such acts necessary or desirable to give effect to the amendments effected or to be effected pursuant to the terms of this deed.
6. Continuation of Security
The Company confirms that, on and after the Effective Date:
(a) notwithstanding the amendments made to the Committed Facility Letter pursuant to this deed, the Amended and Restated Pledge Agreement dated 18th December 2014, between the Company and Citibank, as amended from time to time (the “Pledge Agreement”) and any security granted under it continues in full force and effect; and
b) such Pledge Agreement and security extends to the Committed Facility Letter, as amended pursuant to this deed.
7. Counterparts
This deed may be executed in counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same agreement. This amendment shall take effect as a deed notwithstanding it is signed under hand by Citibank.
8. Third party rights
No person shall have any right to enforce any provision of this deed under the Contracts (Rights of Third Parties) Act 1999.
9. Governing law
This deed (and any non-contractual obligation, dispute, controversy, proceedings or claim of whatever nature arising out of it or in any way relating to this deed or its formation) shall be governed by and construed in accordance with English law.

Signatories to the deed of amendment

EXECUTED AS A DEED BY OR ON BEHALF OF THE COMPANY	Signed	/s/ Mark Pickering

	Name	Mark Pickering
and signed by the persons specified on the right
acting in accordance with the laws of Bermuda,
under the authority of the Company	Title	Chief Financial Officer
pursuant to a resolution of Aspen Bermuda Limited dated:
June 26, 2020

	Signed	/s/ Bryan Astwood

	Name	Bryan Astwood

	Title	Chief Investment Officer

I/WE HEREBY CONFIRM OUR ACCEPTANCE ON BEHALF OF CITIBANK

By:	/s/ Niall Tuckey

Name:	Niall Tuckey

Title:	Director